Exhibit 99.1

FOR IMMEDIATE RELEASE

DAYSTAR TECHNOLOGIES APPOINTS CHIEF OPERATING

OFFICER

Halfmoon, N.Y. – April 4, 2006 – DayStar Technologies, Inc. (NASDAQ: DSTI), a developer and manufacturer of high-value Photovoltaic Foil™ products, today announced the appointment of Dr. Stephen DeLuca to the position of Chief Operating Officer.

Dr. DeLuca brings to DayStar a wide range of relevant, in-depth experience and proven leadership acumen across a broad range of technology disciplines and has significant domestic and international semiconductor industry experience. Prior to joining DayStar, Dr. DeLuca spent 15 years at Inficon (and its predecessor Leybold Inficon), a global supplier of analytical instruments, sensors and process software to semiconductor and related manufacturing industries as well as environmental health and safety markets, most recently serving as Vice President of Worldwide Sales and Business Development.

His efforts at Inficon helped the Company create a culture of global key account management, leading to significant sales growth, markedly in Asia. He accepted this position in 2003 after serving for three years as Inficon’s President, Asia Operations, based in Taiwan. During this period in which Inficon transitioned to a public company, Dr. DeLuca managed the establishment and operations of Inficon’s subsidiaries in Taiwan, Korea, Japan, Singapore and China. Dr. DeLuca also managed the startup and development of the Company’s Environmental Health and Safety business unit, and held positions in product management.

Prior to his tenure at Inficon, Dr. DeLuca enjoyed an extensive career defined by various management and scientific positions at Leybold Inficon and served as a Research Assistant Professor at the Colorado School of Mines. Dr. DeLuca has authored ten scientific articles in peer-reviewed journals, and holds domestic and international patents.

“Stephen’s background and abilities in the semiconductor industry, along with his track record of success, will greatly complement DayStar’s management team,” stated DayStar Chairman and CEO Dr. John Tuttle. “DayStar is entering a critical phase in our corporate development, and Stephen’s proven leadership will ensure the coordination of our growing operations as we continue to build momentum in reaching our goals.”

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is an emerging leader in low cost, high efficiency Photovoltaic Foil™ that converts sunlight into energy. The Company manufactures CIGS solar cells, which are deposited on flexible metal foils using production processes adapted from computer component manufacturing. As an alternative to wafer-silicon solar cells, DayStar believes the unique combination of its CIGS solar cell design coupled with proprietary manufacturing processes on flexible metal substrates could substantially lower costs and remove deployment barriers currently limiting large adoption of solar energy. For more information on the Company, please visit http://www.daystartech.com.

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future, “ “plan” or “planned, “ “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks that our products may not achieve customer acceptance or that they will not perform as expected, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DayStar Technologies Inc. undertakes no obligation to update such statements.

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